SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CFM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                             CFM TECHNOLOGIES, INC.
                             1336 Enterprise Drive
                             West Chester, PA 19380

                                   ----------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 4, 1999

                                   ----------

TO OUR SHAREHOLDERS:

     You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of CFM Technologies, Inc. to be held at the Sheraton Great Valley Hotel, 707 East Lancaster Avenue, Frazer, Pennsylvania 19355, on Thursday, March 4, 1999 beginning at 10:00 A.M., for the following purposes:

     1.   To elect five (5) directors;

     2. To consider and adopt a proposal to amend the Amended and Restated 1995 Incentive Plan;

     3. To consider and adopt a proposal to amend the Amended and Restated Non-Employee Directors' Stock Option Plan; and

     4. To act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 26, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at the Company's offices at 1336 Enterprise Drive, West Chester, PA 19380. Such list of shareholders will also be available for inspection at the meeting.

     The Directors hope that you will find it convenient to attend the meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to ensure your shares are represented at the meeting. Shareholders who execute proxies retain the right to revoke them (in writing) at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.


                                   By Order of the Board of Directors


                                   Lorin J. Randall
                                   Secretary

West Chester, Pennsylvania
February 4, 1999

                             CFM TECHNOLOGIES, INC.
                             1336 Enterprise Drive
                             West Chester, PA 19380

                                   ----------

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                            To be held March 4, 1999

                                   ----------

     This Proxy is furnished to the shareholders of CFM Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1999 Annual Meeting of Shareholders of the Company to be held on March 4, 1999 at 10:00 A.M. and any adjournment or postponement thereof (the "Meeting"). The Meeting will be held at the Sheraton Great Valley Hotel, 707 Lancaster Avenue, Frazer, Pennsylvania 19355. A copy of the notice of the Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 4, 1999.

     If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised by giving written notice to the Secretary of the Company, but mere attendance at the Meeting, without such notice, will not revoke the proxy. Shares represented by a valid proxy which is received pursuant to this solicitation and not revoked before it is exercised will be voted as provided on the proxy at the Meeting.

                             VOTING AT THE MEETING

     Only holders of shares of Common Stock of the Company (the "Common Stock") of record at the close of business on January 26, 1999 will be entitled to vote at the Meeting. On such date, there were 7,855,166 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Except for the election of directors, for which a plurality is required, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may properly be brought before the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The shares of Common Stock represented by each properly executed proxy will be voted at the Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

     Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) are not considered shares present for purposes of determining the presence of a quorum and will not be voted.

     The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person and by telephone or facsimile. Arrangements have been made for the Company's transfer agent, American Stock Transfer & Trust Company (and may also be made with brokerage houses and other custodians, nominees and fiduciaries), for forwarding proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse the transfer agent (and such other entities) for reasonable out-of-pocket expenses incurred in forwarding such materials.

     Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of January 26, 1999, as supplied to the Company, regarding the beneficial ownership of the Common Stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" included elsewhere herein and all executive officers and directors as a group. Unless otherwise indicated, based upon information provided to the Company by the directors, executive officers and principal shareholders, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                              Shares Beneficially Owned (1)
                                              -----------------------------
Name *                                         Number              Percent
------                                         ------              -------
Christopher F. McConnell (2)                 1,223,594              15.53%
Roger A. Carolin (3)                           269,445               3.33
James J. Kim (4)                               100,038                 **
Burton E. McGillivray (5)                       56,697                 **
Milton S. Stearns, Jr. (6)                      53,243                 **
Joseph E. Berger (7)                            50,800                 **
Lorin J. Randall (8)                            57,154                 **
Brad S. Mattson (9)                             19,400                 **
David L. deLesdernier (10)                      13,125                 **

All directors and executive officers
  as a group (9 persons) (11)                1,843,496              22.22%

----------

* The business address of each shareholder named in this table is CFM Technologies, Inc., 1336 Enterprise Drive, West Chester, PA 19830.

**   Less than 1%.

(1)  Based on 7,855,166 shares outstanding.

(2) Includes 38,919 shares owned by Mr. McConnell's wife, 200,000 shares owned jointly with Mr. McConnell's wife and 40,123 shares held in trust for Mr. McConnell's children. Mr. McConnell has exercisable options to purchase 22,500 shares.

(3) Includes 41,159 shares owned by Mr. Carolin's wife and exercisable options to purchase 226,678 shares.

(4) Includes 60,758 shares owned by ANAM S&T Co., Ltd. ("ANAM"), of which Mr. Kim is, directly and indirectly, the largest shareholder. Mr. Kim has exercisable options to purchase 6,000 shares.

(5) Includes 24,948 shares owned jointly with Mr. McGillivray's wife and exercisable options to purchase 31,749 shares.

(6) Includes 4,000 shares held in a trust of which Mr. Stearns is a trustee and exercisable options to purchase 18,043 shares.

(7)  Includes exercisable options to purchase 50,416 shares.

(8)  Includes exercisable options to purchase 54,916 shares.

(9)  Consists of exercisable options to purchase 19,400 shares.

(10) Consists of exercisable options to purchase 13,125 shares.

(11) Includes exercisable options to purchase 442,827 shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors will consist of not fewer than three members, as determined from time to time by resolution of the Board of Directors. At the meeting, five directors are to be elected by the holders of Common Stock, with each share of Common Stock being entitled to one vote.

     It is the intention of the persons named in the enclosed proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors of the nominees identified below. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the Meeting, or the Board of Directors may reduce the membership of the Board of Directors to the number of nominees available.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES FOR DIRECTOR.

Nominees

     Set forth in the table below and the following paragraphs are the names and ages of the nominees, their positions with the Company, their principal occupations during the past five years and certain other directorships they hold. All nominees are current members of the Board of Directors.

Name                        Age  Position
----                        ---  --------

Christopher F. McConnell    45   Chairman of the Board of Directors
Roger A. Carolin            43   President, Chief Executive Officer and Director
James J. Kim                63   Director
Brad S. Mattson             44   Director (1)
Milton S. Stearns, Jr       75   Director (2)

----------

(1)  Member of Executive Compensation and Stock Option Committee.

(2)  Member of Audit Committee.

     Christopher F. McConnell founded the Company in May 1984 and served as President and Chief Executive Officer until October 1990 when he was named Chairman of the Board of Directors. Prior to forming the Company, Mr. McConnell held various technical and marketing positions with Dow Chemical. Mr. McConnell received his BS and MS degrees in Chemical Engineering from Dartmouth College and Purdue University, respectively, and his MBA from Harvard Business School. Mr. McConnell is a named inventor on all of the Company's patents. Mr. McConnell is Chairman of the Board of Directors of Batteries Batteries, Inc., an assembler and distributor of specialty batteries and cellular products.

     Roger A. Carolin has served the Company as a director since its inception in 1984 and as President and Chief Executive Officer since April 1991. From October 1990 to April 1991, he served as a marketing and sales consultant to the Company. From June 1984 to October 1990, Mr. Carolin was Senior Vice President of The Mills Group, Inc., a real estate development firm. Previously, Mr. Carolin worked for The General Electric Company and Honeywell, Inc. in a variety of technical positions. Mr. Carolin received his BS in Electrical Engineering from Duke University and his MBA from Harvard Business School.

     James J. Kim has been a director of the Company since December 1991. Mr. Kim is the founder, Chairman and Chief Executive Officer of AMKOR Technology, Inc. AMKOR, headquartered in West Chester, Pennsylvania, is a leader in semiconductor assembly, test, packaging and technology, utilizing the facilities of Anam Industrial Co., Ltd., of Seoul, and Amkor/Anam Pilipinas, Inc., in Manila. See "Certain Relationships and Related Transactions."

     Brad S. Mattson has been a director of the Company since December 1995. Mr. Mattson founded Mattson Technology, Inc., a manufacturer of semiconductor fabrication equipment, and has served as its Chief Executive Officer, President and a director since its inception in November 1988. Mr. Mattson was the founder of Novellus, a semiconductor equipment company, and formerly served as its President, Chief Executive Officer and Chairman. He has also held executive positions at Applied Materials and LFE Corporation, both semiconductor equipment companies.

     Milton S. Stearns, Jr. has been a director of the Company since December 1994. Since 1972, Mr. Stearns has been President of Charter Financial Company, a corporate financial consulting company. Mr. Stearns has been a director of five public and a number of private companies. In addition, from 1976 to 1987, he was Chairman and Chief Executive Officer of Judson Infrared Inc., a manufacturer of infrared detectors for military and telecommunications companies. Mr. Stearns received his BS from Harvard University and his MBA from Harvard Business School.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     During the fiscal year ended October 31, 1998, the Board of Directors held a total of four regular meetings and the Executive Compensation and Stock Option Committee held one regular meeting. The Audit Committee held three meetings in fiscal 1998. Each director of the Company attended more than 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.


            PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE AMENDED
                        AND RESTATED 1995 INCENTIVE PLAN

     The Board of Directors proposes that the shareholders consider and adopt an amendment to the Company's Amended and Restated 1995 Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock available thereunder from 1,000,000 to 1,750,000 shares. The Incentive Plan, which was adopted by the Board of Directors on December 19, 1995 and approved by the Company's shareholders on January 3, 1996, authorizes the Company to grant "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and awards of restricted stock, covering up to an aggregate of 400,000 shares of Common Stock. On March 11, 1997, the Company's shareholders approved an increase in the number of shares available under the Incentive Plan to 1,000,000. The purpose of the Incentive Plan is to enable the Company to offer employees and consultants who render services to the Company and its subsidiaries, options to acquire equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

     As of January 26, 1999, options to purchase an aggregate of 875,219 shares under the Incentive Plan were outstanding. The proposed increase in the number of shares issuable pursuant to the Incentive Plan was approved by the Board of Directors on December 2, 1998, subject to shareholder approval. If the proposed amendment is approved by the shareholders, an aggregate of 857,597 shares will be available for future grants under the Incentive Plan. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

Administration

     The Incentive Plan is administered and interpreted by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee").

     The Committee has the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices as it deems advisable for the administration of the Incentive Plan; (ii) interpret the terms and provisions of the Incentive Plan and any award granted thereunder; and (iii) otherwise supervise the administration of the Incentive Plan. In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or in any award granted in the manner and to the extent it shall deem necessary to carry the Incentive Plan into effect. In the event of any disagreement as to the interpretation of the Incentive Plan or any rule or procedure thereunder, the decision of the Committee will be final and binding upon all persons in interest.

Eligible Participants

     All officers and other employees of the Company and its subsidiaries are eligible to be granted incentive stock options, non-qualified stock options and restricted stock under the Incentive Plan. Any director who is also an employee of the Company or a subsidiary is also eligible to receive stock options and restricted stock under the Incentive Plan. Consultants to the Company and its subsidiaries are only eligible to receive non-qualified stock options under the Incentive Plan. As of January 26, 1999, approximately 270 persons were eligible to participate in the Incentive Plan.

Number of Shares Subject to the Incentive Plan

     The maximum number of Shares that may be issued under the Incentive Plan is currently 1,000,000. No participant may be granted awards of stock options representing more than 50,000 shares during any calendar year. The shares may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares issuable under the Incentive Plan and the number of shares subject to awards made under the Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the shares.

     If any stock option granted under the Incentive Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Incentive Plan. Further, if any shares of restricted stock are forfeited, the shares subject to such forfeiture shall again be available under the Incentive Plan.

Types of Awards Under the Incentive Plan

Stock Options

     The terms of stock options granted under the Incentive Plan are determined by the Committee. The Committee determines the eligible recipients, option price, the expiration date of the option (provided that no option is exercisable more than ten years after the date the option is granted), the number of shares to which the option pertains, any conditions relating to the exercise of the option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee will also specify whether the option is intended to be an incentive stock option ("ISO") eligible for preferential tax treatment under Section 422 of the Code or a non-qualified stock option.

     The option price for ISOs may not be less than the fair market value of the Company's Common Stock on the date of grant. The option price for non-qualified stock options is determined by the Committee at the time of grant. The option exercise price may be paid (i) in cash, (ii) to the extent determined by the Committee, in the form of shares of Common Stock duly owned by the participant (and for which the participant has good title free and clear of any liens and encumbrances), based on the fair market value of the shares of Common Stock on the last trading date preceding payment or (iii) by a combination of cash and shares of Common Stock. A participant is not deemed to be the holder of shares of Common Stock, or to have the rights of a holder of Common Stock, with respect to Common Stock subject to an option, unless and until a stock certificate representing the shares subject to an option is issued to the participant.

     Unless otherwise determined by the Committee, if a participant's employment with, or services as a director of or consultant to, the Company and all of its subsidiaries terminates by reason of retirement, any stock option held by the participant which was exercisable on the date of such termination may be exercised by the participant within the earlier of a period of one year from the date of such termination or until the expiration of the stated term of such stock option.

     Unless otherwise determined by the Committee, in the event that a participant's employment with, or services as a director of or consultant to, the Company and all its subsidiaries terminates by reason of the death of the participant, any stock option held by such participant exercisable as of the date of death may be exercised by the legal representative of the participant's estate. Such stock option shall be exercisable until the earlier of one year after the date of death or the expiration of the term of such stock option. Stock options not exercisable on the date of death shall be forfeited.

     Unless otherwise determined by the Committee, in the event that a participant's employment with, or services as a director of or consultant to, the Company and all its subsidiaries terminates by reason of the disability of the participant, any stock option held by the participant shall become immediately fully exercisable and may thereafter be exercised until the earlier of one year after the date of such termination or until the expiration of such stock option. If the participant dies during the one year period, any unexercised stock options held by the participant may thereafter be exercised by the legal representative of the participant's estate until the earlier of one year after the date of death or until the expiration of the term of such stock option. If an incentive stock option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such stock option will be treated as a non-qualified stock option.

     Unless otherwise determined by the Committee, if a participant's employment with, or services as a director of or consultant to, the Company and all of its subsidiaries terminates for any reason other than retirement, death or disability, any stock option which was exercisable on the date of such termination may be exercised within a period of 90 days from the date of termination or until the expiration of the stated term of such option, whichever period is shorter.

     In the event of a Change of Control (as defined below), all outstanding stock options will immediately become fully exercisable, and upon payment by the participant of the option exercise price, and, if requested by the Company, a representation in writing that the participant is acquiring the shares without a view to distribution thereof, a stock certificate representing the shares covered thereby will be issued and delivered to the participant. A "Change of Control" means the occurrence of any of the following events: (i) the Company enters into an agreement of reorganization, merger or consolidation, pursuant to which the Company or any of its subsidiaries is not the surviving corporation,
(ii) the Company sells substantially all of its assets to a purchaser other than a subsidiary or (iii) shares of stock of the Company representing in excess of 30% of the total combined voting power of all outstanding classes of stock of the Company are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers.

Restricted Stock

     Awards of restricted stock are shares granted to a participant which, except as set forth below, will be forfeited to the Company if the participant ceases to be an employee of the Company or any of its subsidiaries during a restriction period specified by the Committee, not to exceed five years from the date of grant of such award (the "Restriction Period"). The Committee will determine the eligible employees to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the awards. The provisions of the awards need not be the same with respect to each participant, and awards to individual participants need not be the same in subsequent years. Subject to the provisions of the Incentive Plan, the Committee may provide for the lapse of restrictions in installments and may waive such restrictions, in whole or in part, at any time after the date of the award, based on such factors as the Committee deems appropriate in its sole discretion.

     When the restrictions applicable to a restricted stock award, or any portion thereof, lapse, a stock certificate representing the number of shares covered by the award, or portion thereof, will be issued and registered in the name of and delivered to the participant. A participant will not be deemed the holder of shares, or to have the rights of a holder of shares, with respect to shares subject to the restricted stock award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares is issued to such participant.

     If a participant's employment with the Company and its subsidiaries is terminated during the Restriction Period due to death or disability, restrictions will lapse with respect to a percentage of the restricted stock award granted to the participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such disability commenced (as determined by the Committee in its sole discretion), and a stock certificate representing such shares will be issued and delivered to the participant. All other awards of restricted stock will be forfeited to the Company.

     Upon a Change of Control, all shares of restricted stock remaining subject to forfeiture will immediately cease to be subject to forfeiture and stock certificates representing such shares will be issued and delivered to the participants.

Federal Tax Consequences

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

     Non-Qualified Stock Options. A participant will not be deemed to receive any income at the time a non-qualified stock option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of a non-qualified stock option is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the option exercise price of the non-qualified stock option and the fair market value of the shares received upon the exercise of the non-qualified stock option. Where a non-qualified stock option is exercised by a director or executive officer within six months of the date of its grant, the recognition of income in respect of such exercise will ordinarily be delayed until such shares may be resold without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (generally six months after the date of grant of the non-qualified stock option), and in such case the amount of such ordinary income will be determined as of the date of recognition based upon the fair market value of the shares on that date. If, however, a participant subject to Section 16(b) of the Exchange Act files an appropriate election under Section 83(b) of the Code with the Internal Revenue Service within thirty days of his or her exercise of a non-qualified stock option that had been granted within the six-month period ending on the date of such exercise, such participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares received upon such exercise. The Company will (subject to any applicable Code limitation) be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income when such income is recognized by the participant.

     Upon any subsequent sale of the shares acquired upon the exercise of a non-qualified stock option, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after the date of exercise (or, if later, the date when income was recognized by the optionee) and otherwise will be a short-term capital gain or loss.

     If all or any part of the exercise price of a non-qualified stock option is paid by the participant with shares of Common Stock (including shares previously acquired upon exercise of an incentive stock option), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the non-qualified stock option equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the non-qualified stock option for an option exercise price equal to the consideration, if any, paid by the participant in cash. The participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction will not be affected by whether the exercise price is paid in cash or in shares.

     Incentive Stock Options. A participant will not be deemed to receive any income at the time an incentive stock option is granted or exercised pursuant to the Incentive Plan. (However, special rules apply to participants who are subject to the alternative minimum tax.) If a participant does not dispose of the shares acquired upon exercise of an incentive stock option within two years after the grant of the incentive stock option and one year after the exercise of the incentive stock option, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss.

     If the participant disposes of the shares acquired upon exercise of an incentive stock option within two years after the date of grant of the incentive stock option or within one year after the exercise of the incentive stock option, the disposition is a "disqualifying disposition," and the participant will generally recognize income in the year of the "disqualifying disposition" equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option exercise price will be treated as compensation taxable as ordinary income (for which the Company will be entitled to a tax deduction in the year of the "disqualifying disposition") and the balance, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the incentive stock option was exercised. However, in the case of a "disqualifying disposition" that is a sale or exchange (other than a sale or exchange with certain persons related to the participant), the amount of compensation income recognized by the participant cannot exceed the excess of the amount received over the option exercise price, even where the amount received is less than the fair market value of the shares at the time the incentive stock option was exercised. If a participant uses shares acquired upon the exercise of an incentive stock option to exercise an incentive stock option at a time when the sale of such shares would constitute a "disqualifying disposition," the participant will recognize ordinary income in the amount described in the preceding two sentences.

     Restricted Stock. Because restricted stock awarded under the Incentive Plan is subject to forfeiture, receipt of the award should not be a taxable event to the participant for federal income tax purposes. Rather, the participant will generally be deemed to receive compensation taxable as ordinary income, and the Company will be entitled to an equivalent deduction (subject to any applicable Code limitation), on the date the forfeiture provisions lapse or are waived, in an amount equal to the fair market value of the shares on such date, unless the participant files an appropriate election under Section 83(b) of the Code to be taxed at the time of the award (in which event no deduction will be allowed to the participant in the event of a forfeiture). The participant's income and the Company's deduction is equal to the fair market value of the shares on the date of lapse or waiver of such restrictions (or on the date of the award if the Section 83(b) election is made).

Withholding

     The Company has the right to reduce the number of shares otherwise deliverable under the Incentive Plan by an amount that would have a fair market value on such date equal to the amount of all federal, state and local taxes required to be withheld by the Company, or to deduct the amount of such taxes from any cash payment otherwise to be made to the participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Incentive Plan as it deems appropriate.

Plan Benefits

     From November 1, 1997 through the date of this Proxy Statement, 484,870 shares were awarded under the Incentive Plan. The Committee has discretion with respect to the recipients and terms of grants of stock options and restricted stock in accordance with the terms of the Incentive Plan. Information with respect to option grants in the last fiscal year under the Incentive Plan is set forth below.

                          PLAN BENEFITS - FISCAL 1998

                                                       Securities Underlying
                                                         Options Granted in
Name and Position                                           Fiscal 1998
-----------------                                           -----------

Roger A. Carolin                                                  25,000
        President and Chief Executive Officer

Christopher F. McConnell                                          10,000
        Chairman of the Board of Directors

Lorin J. Randall                                                  12,000
        Vice President Finance, Chief Financial Officer,
        Secretary and Treasurer

Joseph E. Berger                                                   7,000
        Vice President Worldwide Sales and Marketing

David deLesdernier (1)                                             7,500
        Vice President Engineering

Executive Group                                                   61,500
                Non-Executive Director Group                         --
                Non-Executive Officer Employee Group             246,267

----------

(1) These options were canceled upon the termination of Mr. DeLesdernier's employment in September 1998.

            THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE
             BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
                   RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

          PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO THE AMENDED AND
               RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors proposes that the shareholders consider and adopt amendments to the Company's Amended and Restated Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the issuance of options to purchase Common Stock as partial consideration for a director's service on the Board of Directors, with the value of such options determined as provided in the proposed amendment. The proposed amendments also modify the terms of the options to be granted under the Directors' Plan. The Directors' Plan was adopted by the Company's Board of Directors on December 19, 1995, approved by the Company's shareholders on January 3, 1996 and amended by the Company's shareholders on March 11, 1997. The purpose of the Directors' Plan is to enable the Company to attract and retain non-employee members of the Company's Board of Directors and to further promote the mutuality of interests between such directors and the Company's shareholders.

     The proposed amendments to the Directors' Plan to provide for a change in the method of determining an annual grant of options to purchase Common Stock of the Company were approved by the Board of Directors and the Executive Compensation and Stock Option Committee on December 2, 1998, subject to shareholder approval. The text of the proposed amendments is set forth in Appendix B to this Proxy Statement.

Administration

     The Board of Directors has the authority, subject to certain limitations, to adopt, alter, and repeal administrative rules, guidelines, and practices governing the Directors' Plan as it, from time to time, deems advisable. The Board of Directors is also responsible for interpreting the terms and provisions of the Directors' Plan and any stock options granted under the Directors' Plan (and any agreements relating thereto), and for otherwise supervising the administration of the Directors' Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Directors' Plan or in any stock options in the manner and to the extent it shall deem necessary to carry the Directors' Plan into effect. Notwithstanding the foregoing, no action of the Board of Directors in performing its duties above shall impair the rights of any Directors' Plan participant without his or her consent, unless otherwise required by law.

Eligible Participants

     Any member of the Board of Directors who is not an officer or an employee of the Company or any of the Company's subsidiaries is eligible to participate in the Directors' Plan (each, an "Eligible Participant"). As of January 26, 1999, four persons were eligible to participate in the Directors' Plan.

Number of Shares Subject to the Directors' Plan

     The maximum number of shares of Common Stock that may be issued under the Directors' Plan is 150,000. The shares of Common Stock may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares of Common Stock issuable under the Directors' Plan and the number of shares subject to awards made under the Directors' Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the shares of Common Stock.

     If any option granted under the Directors' Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Directors' Plan.

Option Grants

     If the proposed amendments to the Directors' Plan are adopted, on the date of each annual meeting of the Company's shareholders, the Board of Directors will grant stock options to eligible participants to purchase the number of shares of Common Stock as shall then have a fair value, as reasonably determined utilizing a valuation method in accordance with generally accepted accounting principles (the "Option Value"), of $20,000 for such eligible participant's prior year of service on the Board of Directors, prorated for a partial year of service. Any new member of the Board of Directors who is elected to fill a vacancy on the Board of Directors and who is eligible to participate in the Directors' Plan on the date of such election will automatically be granted, as of the date of the annual meeting of shareholders following such election, additional options to purchase shares of Common Stock with an Option Value of $20,000. The exercise price of the options shall be $5.00 per share, and all such options become exercisable immediately upon grant. The term of each option shall be ten years from the date of grant.

     Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) to the extent determined by the Board of Directors on or after the date of grant, in shares of Common Stock duly owned by the grantee, or (iii) by a reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the last trading date preceding the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided therein, a stock certificate representing the number of shares of Common Stock to which the grantee is entitled shall be issued and delivered to the grantee.

     Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors for any reason other than death or disability, any option held by such grantee may be exercised until the expiration of the option term of such option.

     Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors by reason of death, any option held by such grantee at the date of death may thereafter be exercised by the legal representative of the grantee's estate until the expiration of the option term of such option.

     Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors by reason of a disability that prevents him or her from performing the duties of a director, any option held by such grantee may thereafter be exercised by the grantee or, in the event of the death of the grantee, by the legal representative of the grantee's estate, until the expiration of the option term of such option.

Federal Tax Consequences

     The following discussion generally describes the possible federal income tax consequences of participating in the Directors' Plan. The description is based upon the Code as it has been interpreted to the date hereof and therefore may not be a sufficient description of the tax consequences if there were a change in the Code as it is written or interpreted. Different rules than those summarized below may apply to grantees subject to Section 16 of the Exchange Act and to grantees who exercise their options using previously-owned Common Stock. Because the tax consequences may vary with each grantee, grantees are advised to consult with their own tax advisors. No attempt has been made herein to describe the state and local tax consequences of participating in the Directors' Plan, which may differ significantly from the federal income tax consequences of such participation.

     Grantees of options are subject to tax liability at the time the options are exercised, not at the time the options are granted to them. Generally, for non-qualified options, such as the options granted under the Directors' Plan, a grantee's tax liability is based on the amount by which the fair market value of the Common Stock underlying the option, calculated on the day the option is exercised, exceeds the option exercise price. The Company will receive a corresponding deduction (subject to any applicable Code limitations). When the grantee subsequently disposes of the Common Stock, the grantee will realize capital gain or loss, based on the difference between the disposition price and the fair market value of the Common Stock at the time the option was exercised.

Estimated Benefits

     From November 1, 1997 through the date of this Proxy Statement, 12,800 shares were awarded under the Directors' Plan. As proposed to be amended, the Directors' Plan provides for annual grants of options with a fixed value to the Company's non-employee directors in connection with their service on the Board of Directors. Set forth below is information with respect to options which would have been granted during the 1998 fiscal year, if the proposed amendments to the Directors' Plan had been in effect. No grants will be made under the Directors' Plan to the Named Executive Officers or any other employees of the Company.

                               ESTIMATED BENEFITS

          Non-Executive Director Group            5,112 shares

            THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE
             BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
                   RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1994, the Company sold 332,633 shares of Common Stock of the Company to ANAM, a company controlled by Mr. James J. Kim, a director and shareholder of the Company, for $6.02 per share. The Company believes that the terms of the sale of these shares of Common Stock to ANAM were no less favorable than could have been obtained from other large investors.

     Anam Semiconductor Design Co., Ltd. ("Anam Semiconductor"), a company partly owned by ANAM, acts as the Company's sales agent in Korea. The Company recorded commission expense in fiscal 1998, 1997 and 1996 of $391,000, $3,948,000 and $2,444,000, respectively, which related to commissions payable to Anam Semiconductor. Commissions payable to Anam Semiconductor, included in accrued expenses as of October 31, 1998 and 1997 were $1,437,000 and $2,586,000, respectively. The terms of the commissions to Anam Semiconductor were no less favorable than would have been obtained from unrelated third parties. The Company also recorded net sales of $4,891,000 and $6,760,000 in fiscal 1998 and 1997, respectively, to Anam Semiconductor Company, a company of which Mr. Kim, a director of the Company, is Chairman of the Board of Directors. The Company believes that terms of the sales to Anam Semiconductor Company were no more favorable than would have been granted to unrelated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended October 31, 1998, the Company's officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services in all capacities to the Company or its subsidiaries for the fiscal year ended October 31, 1998 and the total compensation earned by such individuals for the Company's prior two fiscal years.


                           Summary Compensation Table

                                                                               Long-Term
                                                                          Compensation Awards
                                                                          -------------------
                                                     Annual Compensation        Securities      All Other
Name and                                 Fiscal    ------------------------     Underlying     Compensation
Principal Position                        Year     Salary ($)     Bonus ($)     Options (#)      ($)(1)
------------------                        ----     ----------     ---------     -----------      ------

Roger A. Carolin                          1998      $196,000      $   --           25,000      $  5,302
  President and                           1997       175,000        34,500         63,300         5,476
  Chief Executive Officer                 1996       150,000        60,000           --           6,653

Christopher F.  McConnell                 1998       106,000          --           10,000         4,186
  Chairman of the Board of                1997       150,000        40,250         40,000         6,786
  Directors                               1996       140,000        50,000           --           8,066

Lorin J. Randall                          1998       146,000          --           12,000         5,220
  Vice President Finance,                 1997       145,000        33,500         45,800         5,662
  Chief Financial Officer,                1996       125,000        30,000           --           5,426
  Secretary and Treasurer

Joseph E. Berger                          1998       116,000          --            7,000         4,168
  Vice President                          1997       120,000        25,000         21,000         5,040
  Worldwide Sales and Marketing           1996        90,000        25,000           --           3,691

David L. deLesdernier                     1998       106,000          --            7,500           185
  Vice President                          1997       110,000        10,500           --             798
  Engineering (2)                         1996        32,082          --           30,000           116


----------

(1) Compensation reported represents (a) the Company's matching contribution to the Company's 401(k) Plan paid in fiscal 1997 for the 1996 fiscal year, paid in fiscal 1998 for the 1997 fiscal year and paid in fiscal 1999 for the 1998 fiscal year and (b) the dollar value of premiums paid by the Company on life insurance policies regularly furnished to all employees. The amounts reported above for fiscal year 1998 are comprised of:

                                           401(k)             Life
                                       Company Match       Insurance
                                       -------------       ---------

        Roger A. Carolin                  $5,000           $  302
        Christopher F.  McConnell          4,033              154
        Lorin J. Randall                   4,362              859
        Joseph E. Berger                   4,037              132
        David L. deLesdernier               --                185

(2) Mr. deLesdernier joined the Company in September 1996 and served as Vice President Engineering until September 1998 when he terminated employment with the Company.

Compensation Committee Interlocks

     The Executive Compensation and Stock Option Committee of the Company's Board of Directors was formed in November 1991. During fiscal 1998 and until the 1999 Annual Meeting of Shareholders, the members of this committee were Messrs. Mattson and Burton E. McGillivray. Neither of these individuals was at any time during the fiscal year ended October 31, 1998, or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Executive Compensation and Stock Option Committee.

Option Grants in the Last Fiscal Year

     The following table sets forth each grant of stock options made during the fiscal year ended October 31, 1998 to each of the Named Executive Officers:



                                                  Individual Grants
                             ------------------------------------------------------    Potential Realizable Value
                              Number of        % of Total                               at Assumed Annual Rates
                              Securities        Options                               of Stock Price Appreciation
                              Underlying       Granted to    Exercise                     for Option Term (2)
                               Options        Employees in     Price      Expiration     ----------------------
Name                         Granted (#)(1)    Fiscal Year   ($/Share)       Date         5% ($)       10% ($)
----                         --------------    -----------   ---------       ----         ------       -------

Roger A. Carolin                 25,000           8.1%        $14.313      12/11/07      $225,034      $570,281

Christopher F. McConnell          6,351           2.1          15.745      12/11/02        48,068       135,771
                                  3,649           1.2          14.313      12/11/07        32,843        83,233

Lorin J. Randall                 12,000           3.9          14.313      12/11/07       108,016       273,735

Joseph E. Berger                  7,000           2.3          14.313      12/11/07        63,010       159,679

David L. deLesdernier (3)         7,500           2.4          14.313      12/11/07        67,510       171,084


----------

(1)  These options all vest on October 31, 2001.

(2) The potential realizable value is based on the term of the option at the time of the grant (ten years). Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the relevant option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share established at the relevant grant date. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock options exercised are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of Common Stock from the date of grant to the date of this Proxy Statement, other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(3) These options were canceled upon the termination of Mr. DeLesdernier's employment in September 1998.

Fiscal Year-End Stock Option Values

     The following table sets forth information with respect to the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on October 31, 1998 and the value of such unexercised options on October 31, 1998. No stock options were exercised by any of the Named Executive Officers during the 1998 fiscal year.

                       Fiscal Year-End Stock Option Values


                                   Number of Securities             Value of Unexercised
                                  Underlying Unexercised            In-the-Money Options
                               Options at Fiscal Year End (#)    at Fiscal Year End ($) (1)
                               ------------------------------    --------------------------
                               Exercisable    Unexercisable     Exercisable    Unexercisable
                               -----------    -------------     -----------    -------------
Roger A. Carolin                 191,178          62,050        $1,087,700       $   --
Christopher F. McConnell          17,500          32,500              --             --
Lorin J. Randall                  39,922          52,794            48,114          3,701
Joseph E. Berger                  43,916          20,500           240,164           --
David L. deLesdernier             13,125            --                --             --

----------

(1) Options are in-the-money if the market value of the shares covered thereby is greater than the options' exercise price. Calculated based on the fair market value at fiscal year end of $9.00 per share, less the exercise price.

Compensation of Directors

     The Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees. Each non-employee director will receive (subject to shareholder approval of Proposal No. 3 contained in this Proxy Statement) an option grant to purchase a number of shares of Common Stock of the Company with a fair value, as reasonably determined utilizing a valuation method in accordance with generally accepted accounting principles, of $20,000 for each year or partial year of service (on a prorated basis) on the date of the Company's Annual Meeting of Shareholders following such year of service. Newly elected non-employee directors will receive (subject to shareholder approval of Proposal No. 3 contained in this Proxy Statement) an additional option grant to purchase a number of shares of Common Stock of the Company with a fair value, as reasonably determined utilizing a valuation method in accordance with generally accepted accounting principles, of $20,000 on the date of the Company's Annual Meeting of Shareholders following such election. In addition, each non-employee director receives fees of $1,000 for attendance at regularly scheduled meetings of the Board of Directors, $500 for attendance at committee meetings and $250 for attendance at telephonic meetings.

     In March 1996, Mr. Mattson received a grant of options to purchase up to 10,000 shares of Common Stock at an exercise price of $7.52 per share pursuant to the Directors' Plan. Two-thirds of these options have vested and the remaining one-third vests in March 1999 on the anniversary of the grant.

     In March 1997, the Board of Directors granted to Mr. Mattson ten-year options to purchase up to 1,000 shares of Common Stock at an exercise price of $34.31 per share, of which 500 shares became exercisable on March 11, 1998 and the remaining 500 shares will be exercisable on or after March 11, 1999. These options were granted as compensation for Mr. Mattson's service as a consultant to the Company during the term of the options.

     In the future, the Company may compensate directors for their service as directors through cash compensation, stock options or stock grants, or a combination thereof.

Employment Contracts

     The Company has entered into a written employment agreement with Lorin J. Randall, its Vice President Finance and Chief Financial Officer. The agreement continues until terminated pursuant to its terms. In the event the Company terminates the agreement without "cause" (as defined in the agreement), Mr. Randall will be entitled to continue to receive his then-current base salary for six months following such termination, or until the date he commences permanent, full-time employment elsewhere, whichever first occurs.

     Except as set forth above, the Company does not have employment agreements with any of its executive officers.

Report of Executive Compensation and Stock Option Committee on Annual
Compensation

     The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised entirely of the undersigned independent, outside directors. The Committee meets at least once each year to act on specific recommendations by management for the grant of stock options and to review the overall compensation philosophy, policies and practices of the Company with regard to all employees. The Committee also reviews policies upon which compensation decisions are based, and, where required, recommends to the Board of Directors for approval the philosophy and policies established by the Committee.

     The Company's overall philosophy on compensation, as adopted by the Committee, is to provide competitive compensation capable of attracting talented employees. Other than eligibility for certain levels of stock options and incentive awards, there are no perquisites, pay or benefit programs offered to executive officers which are not offered to all employees. An incentive awards plan is generally proposed annually by management for senior executives and reviewed and recommended, in aggregate, by the Committee. These awards are based upon a combination of individual and Company performance against predetermined objectives, each of which is tested against the goal of the creation of shareholder value.

     The components of overall compensation for each position are set by, among other things, comparison with the pay practices of comparable companies. The Company, on a discretionary basis, matches contributions to the Company's 401(k) plan at the rate of 50 percent of eligible employee contributions.

     A portion of the Committee's meetings each year takes place without the Chief Executive Officer's presence to discuss the performance and compensation of the Chief Executive Officer. Objectives used in determining such performance are based upon milestones related to the achievement of growth, profits, financing, and technology development goals. Further, while difficult to measure, the Committee believes that the demonstration of vision and unrelenting commitment are critical measures of the performance of the Chief Executive Officer. Cash compensation and stock option awards made to the Chief Executive Officer during the fiscal year ended October 31, 1998 were made in accordance with these principles.

                         Burton E. McGillivray, Committee Chairman
                         Brad S. Mattson, Committee Member

                         COMPARATIVE PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total stockholder return of (i) The Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) a peer group consisting of the Hambrecht & Quist Semiconductor Index which represents companies in the semiconductor industry (the "Peer Group"), assuming an investment of $100 on June 18, 1996 in each of the Common Stock of the Company, the Nasdaq Index stocks and the Peer Group stocks. The graph assumes dividend reinvestment and, with respect to companies in the Peer Group, the returns of each company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of June 18, 1996, the date the Common Stock became publicly traded.

                CUMULATIVE OF 28 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG CFM TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST SEMICONDUCTOR INDEX


                                    [CHART]


                                       Cumulative Total Returns ($)
                            --------------------------------------------------
                            June 18,   October 31,   October 31,   October 31,
                              1996       1996          1997           1998
                              ----       ----          ----           ----
CFM TECHNOLOGIES, INC         $100       $ 84          $183          $ 90
NASDAQ STOCK MARKET (U.S.)     100        103           135           152
H & Q SEMICONDUCTOR            100        113           176           154

                            APPOINTMENT OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as independent public accountants for the fiscal year ending October 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

     For the next annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company not later than October 7, 1999 to be considered for inclusion in the Company's proxy materials for the Annual Meeting of Shareholders to be held in 2000. Shareholder proposals to be presented at the Annual Meeting in 2000, but not included in the proxy materials relating to such meeting, must be received by the Secretary of the Company not later than January 4, 2000 nor earlier than December 5, 1999. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to such Annual Meeting of Shareholders any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and the Company's By-laws then in effect.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


                                           By Order of the Board of Directors


                                           Lorin J. Randall
                                           Secretary

February 4, 1999

                                                                      APPENDIX A

       Proposed Amendment to the Amended and Restated 1995 Incentive Plan

Section 4.1 is amended in its entirety to read in full as follows:

4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 1,750,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan. Further, if any shares of Restricted Stock are forfeited, the shares subject to such Award, the extent of such forfeiture, shall again be available under the Plan.

                                                                      APPENDIX B

          Proposed Amendments to the Amended and Restated Non-Employee
                          Directors' Stock Option Plan


Section 6.2 is amended in its entirety to read in full as follows:

     6.2. Grants. After the Effective Date, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted Stock Options for a number of shares of Common Stock of the Company with a fair value, as reasonably determined utilizing a valuation method in accordance with generally accepted accounting principles (the "Option Value"), of $20,000 for each year or partial year (on a prorated basis) of service on the date of the Company's annual meeting of shareholders following such year or partial year of service. In addition to the grants of Stock Options above, each new member of the Board of Directors who is elected to fill a vacancy on the Board of Directors, if an Eligible Director, will automatically be granted, on the date of the Company's annual meeting of shareholders following such member's initial year of service, additional Stock Options with a total Option Value of $20,000.

Section 6.3 is amended in its entirety to read in full as follows:

     6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

          (a) Stock Option Contract. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Contract executed by the Company and the Participant. The Stock Option Contract shall specify the number of shares of Common Stock subject to the Stock Option, the option price, and the other terms and conditions applicable to the Stock Option.

          (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be $5.00.

          (d) Exercisability. All Stock Options shall become exercisable immediately upon grant.

          (e) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company or (ii) to the extent determined by the Board on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

          (f) Death. Unless otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board by reason of Death, any Stock Option held by such Participant at the date of death may thereafter be exercised by the legal representative of the Participant's estate until the end of the Option Term of such Stock Option.

          (g) Disability. Unless other otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board by reason of a disability that prevents him or her from performing the duties of a director, any Stock Option held by such Participant may be exercised the Participant or, in the event of the death of the Participant, by the legal representative of the Participant's estate, until the end of the Option Term of such Stock Option.

          (h) Other Termination. Unless other otherwise determined by the Board on or after the date of grant, if a Participant ceases to be a member of the Board for any reason other than death or disability, any Stock Option held by such Participant may be exercised until the end of the Option Term of such Stock Option.

          (i) Non-Transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

PROXY
                           CFM TECHNOLOGIES, INC.
                           1336 Enterprise Drive
                           West Chester, PA 19380

               ANNUAL MEETING OF SHAREHOLDERS - MARCH 4, 1999

     The undersigned shareholder of CFM Technologies, Inc. (the "Company") hereby appoints Lorin J. Randall and Joseph E. Boyer, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and to act for and on behalf of the undersigned at the Annual Meeting of Shareholders to be held on March 4, 1999 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described on the reverse, hereby revoking any proxy heretofore executed by the undersigned
(i) as specified by the undersigned on the reverse and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned, and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

1.   ELECTION OF DIRECTORS.

     [ ] FOR all nominees listed below (except as marked to the contrary)

     [ ] VOTE WITHHELD

     NOMINEES:

     Christopher F. McConnell, Chairman of the Board of Directors
     Roger A. Carolin, President, Chief Executive Officer and Director James J. Kim, Director
     Brad S. Mattson, Director
     Milton S. Stearns, Jr., Director

          To withhold a vote for any of the nominees listed above, strike a line through that nominee's name.


2.   Approval of an amendment to the Amended and Restated 1995 Incentive Plan.

     [ ] FOR

     [ ] AGAINST

     [ ] ABSTAIN


3. Approval of an amendment to the Amended and Restated Non-Employee Directors' Stock Option Plan.

     [ ] FOR

     [ ] AGAINST

     [ ] ABSTAIN


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE ABOVE MATTERS.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE MATTERS.

     PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY.


  ______________________________________   ___________________________________
                 Signature                              Signature


                                        Dated:__________________________, 1999


     IMPORTANT: Please date this proxy and sign exactly as your name or names appear on the certificate(s) representing your shares of Common Stock of the Company. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.